Producers 88—Revised
N. D. and S. D.
(10-56)

OIL AND GAS LEASE

346669

THIS AGREEMENT, made and entered into this 9th day of September, 2003 XX, by and between Val M. Holms and Mari P. Holms Revocable Living Trust, Val M. Holms and Mari P. Holms Trustees

of 470 Holms Gulch, Helena, Montana 59601, hereinafter called lessor (whether one or more), and THE ARMSTRONG CORPORATION of PO Box 1999, Dickinson, ND 58602, hereinafter called lessee;

WITNESSETH: that lessor, for and in consideration of * * * * * * * Ten and no/100 * * * * * * * DOLLARS ($ 10.00******) in hand paid, receipt of which is hereby acknowledged, and of the agreements of lessee hereinafter set forth, hereby grants, demises, leases and lets exclusively unto said lessee the lands hereinafter described for the purpose of prospecting, exploring by geophysical and other methods, drilling, mining, operating for and producing oil or gas, or both, including, but not as a limitation, casinghead gas, casinghead gasoline, gas-condensate (distillate) and any substance, whether similar or dissimilar, produced in a gaseous state, together with the right to construct and maintain pipe lines, telephone and electric lines, tanks, powers, ponds, roadways, plants, equipment, and structures thereon to produce, save and take care of said oil and gas, and the exclusive right to inject air, gas, water, brine and other fluids from any source into the subsurface strata and any and all other rights and privileges necessary, incident to, or convenient for the economical operation of said land, alone or conjointly with neighboring land, for the production, saving and taking care of oil and gas and the injection of air, gas, water, brine, and other fluids into the subsurface strata, said lands being situated in the County of McKenzie, State of North Dakota, and being described as follows, to-wit:

Township 152 North, Range 100 West
Section 7: Lots 3(33.63), 4(33.59), E1/2SW1/4, SE1/4 plus all accretions and riparian rights thereto,
Section 17: All plus all accretions and riparian rights thereto
Section 20: All
Section 21: All

See Exhibit "A" attached hereto and made a part hereof.

of Section ...., Township ...., Range ...., it being the purpose and intent of lessor to lease, and lessor does hereby lease, all of the lands or interests in lands owned by lessor which adjoin the lands above described or which lie in the section or sections herein specified.

For all purposes of this lease, said lands shall be deemed to contain 2,227.22 acres.

Subject to the other provisions herein contained, this lease shall remain in force for a term of five (5) ~~XXXXXX~~ years from this date (herein called "primary term") and as long thereafter as oil and gas, or either of them, is produced from said leased premises or drilling operations are continuously prosecuted as hereinafter provided. "Drilling operations" includes operations for the drilling of a new well, the reworking, deepening or plugging back of a well or hole or other operations conducted in an effort to obtain or re-establish production of oil or gas; and drilling operations shall be considered to be "continuously prosecuted" if not more than 60 days shall elapse between the completion or abandonment of one well or hole and the commencement of drilling operations on another well or hole. If, at the expiration of the primary term of this lease, oil or gas is not being produced from the leased premises but lessee is then engaged in drilling operations, this lease shall continue in force so long as drilling operations are continuously prosecuted, and if production of oil or gas results from any such drilling operations, this lease shall continue in force so long as oil or gas shall be produced from the leased premises. If, after the expiration of the primary term of this lease, production on the leased premises should cease, this lease shall not terminate if lessee is then prosecuting drilling operations, or within 60 days after each such cessation of production commences drilling operations, and this lease shall remain in force so long as such operations are continuously prosecuted, and if production results therefrom, then as long thereafter as oil or gas is produced from the leased premises.

In consideration of the premises, lessee covenants and agrees:

1st. To deliver, free of cost, to lessor at the wells, or to the credit of lessor in the pipeline to which the wells may be connected, the equal one-eighth (1/8) part of all oil and other liquid hydrocarbons produced and saved from the leased premises, or, at lessee's option, to pay to lessor for such one-eighth (1/8) royalty the market price at the well for such oil and other liquid hydrocarbons of like grade and gravity prevailing on the day such oil and other liquid hydrocarbons are run from the lease stock tanks.

2nd. To pay lessor one-eighth (1/8) of the proceeds received by lessee at the well for all gas (including all substances contained in such gas) produced from the leased premises and sold by lessee; if such gas is used by lessee off the leased premises or used by lessee for the manufacture of casinghead gasoline or other products, to pay to lessor one-eighth (1/8) of the prevailing market price at the well for the gas so used.

If no well be commenced on said land on or before one year from the date hereof, this lease shall (except as otherwise provided in this paragraph) terminate, unless lessee (or someone in his behalf), on or before such date, shall pay or tender to lessor, or to lessor's credit in the Pay directly to Lessor ~~Bank~~ (which bank and its successors shall continue as the depository regardless of changes in the ownership of said land or of the right to receive rentals), the sum of * * * * * * * Ten Dollars ($10.00) per net mineral acre * * * * * * * DOLLARS ($ 4,917.90****), which shall operate as a rental and cover the privilege of deferring the commencement of a well for 12 months from said date. In like manner and upon like payments or tenders, the commencement of a well may be further deferred for like periods of the same number of months successively during the primary term hereof. All payments or tenders may be made by cash, check or draft, mailed or delivered on or before the rental date, and the depositing of such cash, check or draft in any post office, addressed to the depository bank or lessor (at his last known address as shown by lessee's records) on or before the rental date, shall be deemed payment or tender as herein provided. Notwithstanding the death of lessor, payment or tender of rentals to such deceased or to his credit in the manner provided herein shall be binding on the heirs, devisees, executors, administrators and personal representatives of lessor and his successors in interest. If lessee shall, on or before any rental date, make a bona fide attempt to pay or deposit rental to a lessor entitled thereto under this lease according to lessee's records or to a lessor who, prior to such attempted payment or deposit, has given lessee notice, in accordance with the terms of this lease hereinafter set forth, of his right to receive rental, and if such payment or deposit shall be erroneous in any regard (whether deposited in the wrong depository, paid to persons other than the parties entitled thereto as shown by lessee's records, in an incorrect amount, or otherwise), lessee shall be unconditionally obligated to pay to such lessor the rental properly payable for the rental period involved, but this lease shall be maintained in the same manner as if such erroneous rental payment or deposit had been properly made, provided that the erroneous rental payment or deposit be corrected within 30 days after receipt by lessee of written notice from such lessor of such error accompanied by any documents and other evidence necessary to enable lessee to make proper payment. The consideration first recited herein, the down payment, covers not only the privilege granted to the date when said first rental is payable as aforesaid, but also lessee's option of extending that period as aforesaid, and any and all other rights conferred.

Should the first well drilled on the above described land be completed as a dry hole, then, and in that event, if a second well is not commenced on said land within 12 months from the expiration of the last rental period for which rental has been paid (it being understood that for the purpose of this paragraph the period of time extending from the date of this lease to the first rental date shall be considered as a rental period for which rental has been paid), this lease shall terminate as to both parties, unless lessee on or before the expiration of said 12 months shall resume the payment of rentals in the same amount and in the same manner as hereinbefore provided. Upon resumption of the payment of rentals, as above provided, the last preceding paragraph hereof, governing the payment of rentals and the effect thereof, shall continue in force just as though there had been no interruption in rental payments.

If a well capable of producing gas or gas and gas-condensate in paying quantities located on the leased premises (or on acreage pooled or consolidated with all or a portion of the leased premises into a unit for the drilling or operation of such well) is at any time shut in and no gas or gas-condensate therefrom is sold or used off the premises or for the manufacture of gasoline or other products, nevertheless such shut-in well shall be deemed to be a well on the leased premises producing gas in paying quantities and this lease will continue in force during all of the time or times while such well is so shut in, whether before or after the expiration of the primary term hereof. Lessee shall use reasonable diligence to market gas or gas and gas-condensate capable of being produced from such shut-in well but shall be under no obligation to market such products under terms, conditions or circumstances which, in lessee's judgment exercised in good faith, are unsatisfactory. Lessee shall be obligated to pay or tender to lessor within 45 days after the expiration of each period of one year in length (annual period) during which such well is so shut in, as royalty, an amount equal to the annual delay rental herein provided applicable to the interest of lessor in acreage embraced in this lease as of the end of such annual period, or, if this lease does not provide for any delay rental, then the sum of $50.00, provided that, if gas or gas-condensate from such well is sold or used as aforesaid before the end of any such annual period, or if at the end of any such annual period, this lease is being maintained in force and effect otherwise than by reason of such shut-in well, lessee shall not be obligated to pay or tender, for that particular annual period, said sum of money. Such payment shall be deemed a royalty under all provisions of this lease. Such payment may be made or tendered to lessor or to lessor's credit in the depository bank above designated. Royalty ownership as of the last day of each such annual period as shown by lessee's records shall govern the determination of the party or parties entitled to receive such payment.

If lessor owns a less interest in the land covered by this lease than the entire and undivided fee simple mineral estate therein, then whether or not such less interest is referred to or described herein, all rentals and royalties herein provided shall be paid lessor only in the proportion which his interest bears to the whole and undivided mineral fee.

If the estate of either party hereto is assigned or sublet, and the privilege of assigning or subletting in whole or in part is expressly allowed, the express and implied covenants hereof shall extend to the sublessees, successors and assigns of the parties; and in the event of an assignment or subletting by lessee, lessee shall be relieved and discharged as to the leasehold rights so assigned or sublet from any liability to lessor thereafter accruing upon any of the covenants or conditions of this lease, either express or implied. No change in the ownership of the land, rentals or royalties, however accomplished, shall operate to enlarge the obligations or diminish the rights of lessee or require separate measuring or installation of separate tanks by lessee. Notwithstanding any actual or constructive knowledge of or notice to lessee, no change in the ownership of said land or of the right to receive rentals or royalties hereunder, or of any interest therein, whether by reason of death, conveyance or any other matter, shall be binding on lessee (except at lessee's option in any particular case) until 90 days after lessee has been furnished written notice thereof, and the supporting information hereinafter referred to, by the party claiming as a result of such change in ownership or interest. Such notice shall be supported by original or certified copies of all documents and other instruments or proceedings necessary in lessee's opinion to establish the ownership of the claiming party. If this lease is assigned or sublet insofar as it covers only a part of the acreage embraced in the leased premises, the delay rentals hereinabove provided for shall be apportioned to the separate parts, rateably according to the surface acreage of each, and failure of the leasehold owner or sublessee of any separate part of the above described lands to make a rental payment with respect to such part shall in no event operate to terminate or affect this lease insofar as it covers any other part thereof.

Lessee may, at any time, execute and deliver to lessor or place of record a release covering all or any part of the acreage embraced in the leased premises or covering any one or more zones, formations or depths underlying all or any part of such acreage, and thereupon shall be relieved of all obligations thereafter to accrue with respect to the acreage, zones, formations or depths covered by such release. In event of a release of this lease as to all rights in only a part of the acreage embraced in the leased premises, thereafter the delay rentals hereinabove provided for shall be reduced proportionately on an acreage basis.

Lessee is granted the right, from time to time while this lease is in force, to pool into a separate operating unit or units all or any part of the land covered by this lease with other land, lease or leases, or interests therein (whether such other interests are pooled by a voluntary agreement on the part of the owners thereof or by the exercise of a right to pool by the lessees thereof), when in lessee's judgment it is necessary or advisable in order to promote conservation, to properly develop or operate the land and interests to be pooled, or to obtain a multiple production allowable from any governmental agency having control over such matters. Any pooling hereunder may cover all oil and gas, or any one or more of the substances covered by this lease, and may cover one or more or all zones or formations underlying all or any portion or portions of the leased premises. Any unit formed by such pooling shall be of abutting or cornering tracts and shall not exceed 640 acres (plus a tolerance of 10%) for gas or gas-condensate and shall not exceed 40 acres (plus a tolerance of 10%) for any other substance covered by this lease; provided that if any governmental regulation or order shall prescribe a spacing pattern for the development of a field wherein the above described land, or a portion thereof, is located, or allocate a producing allowable based on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as may be permitted in such allocation of allowable. The area pooled and the zones or formations and substances pooled shall be set forth by lessee in a "declaration of pooling" filed for record in the county or counties in which the pooled area is located. Such pooling shall be effective on the date such declaration is filed unless a later effective date is specified in such declaration. In lieu of the royalties elsewhere herein specified, except shut-in gas well royalties, lessor shall receive on production from an area so pooled only such portion of the royalties which, in the absence of such pooling, would be payable hereunder to lessor on production from the land covered by this lease which is placed in the pooled area as the amount of the surface acreage in the land covered by this lease which is placed in the

346669

Exhibit "A"

This agreement is attached to and by reference made a part of that certain Oil and Gas Lease dated September 9th, 2003, by and between Val M. Holms and Mari P. Holms Revocable Living Trust, Val M. Holms and Mari P. Holms Trustees, as Lessor(s) and THE ARMSTRONG CORPORATION, P.O. Box 1999, Dickinson, North Dakota 58602-1999, as Lessee.

Anything to the contrary herein notwithstanding:

1) Wherever the term one-eighth (1/8th) royalty appears herein, it is hereby amended to read sixteen percent (16%).

2) The shut-in gas clause set out herein shall not extend this lease for more than three (3) years beyond the primary term or three (3) years beyond the initial shut-in date, whichever is later.

3) This lease shall terminate at the end of the primary term as to all of the leased premises except that land included within a governmental section on which is located a well producing or capable of producing oil and/or gas, unless Lessee is then engaged in drilling or reworking operations in accordance with the provisions of the lease. In the event that Lessee is engaged in said drilling or reworking operations at the expiration of the primary term, the lease shall remain in full force and effect as to all leased premises so long as a continuous drilling program is maintained whereby not more than ~~one hundred eighty (180)~~ Ninety (90) days shall elapse from the completion or abandonment of one well to the commencement of another well. Upon failure to maintain said continuous drilling program, this lease shall then automatically terminate as to such nonproductive part of the leased premises as provided above.

VMH MPH

SIGNED FOR IDENTIFICATION:

Val M. Holms, Trustee

Mari P. Holms, Trustee

Office of County Recorder } ss.
McKenzie County North Dakota }

I hereby certify that the within instrument was filed in this office for record the 20th day of Nov A.D. 20 03 at 2:00 o'clock P M. and was duly recorded as Microfilm Document No. 346669

Ann M. Johnsrud County Recorder

By 16 Deputy

Return to:
The Armstrong Corporation
P.O. Box 1999
Dickinson, ND 58601-1999

McKENZIE COUNTY — COUNTY RECORDER — STATE OF NORTH DAKOTA

VV

2HE 001.

Return to: 379713

EMPIRE OIL COMPANY
BOX 1835

WILLISTON ND 58802-1835

County Recorder
McKenzie County
Watford City ND 58854
Page 1 of 2

COUNTY RECORDER, MCKENZIE COUNTY, ND

I certify that this instrument was filed and recorded. 379713

Ann M Johnsrud, County Recorder Fee $13.00

By *Ann M. Johnsrud* Jul 03, 2008 03:36 PM

Return to:
Empire Oil Company
P.O. Box 1835
Williston, ND 58802-1835

COUNTY RECORDER ☆ McKENZIE COUNTY ☆ STATE OF NORTH DAKOTA

EXTENSION, ADMENDMENT & RATIFICATION OF OIL AND GAS LEASE

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, by Oil and Gas Lease dated September 9th, 2003, and recorded as document number 346669 of the records of McKenzie County, North Dakota, Val M. Holms and Mari P. Holms Revocable Living Trust, Val M. Holms and Mari P. Holms Trustees, Lessor, executed and delivered to The Armstrong Corporation, Lessee, an Oil and Gas Lease covering all that certain tract of land situated in the County of McKenzie, State of North Dakota, described as follows, to wit:

Township 152 North, Range 100 West
Section 7: Lots 3(33.63), 4(33.59), E2SW, SE plus all accretions and riparian rights thereto
Section 17: All plus all accretions and riparian rights thereto
Section 20: All
Section 21: All

containing 2,227.22 acres, more or less

WHEREAS, the Lessor and Lessee, its successors and assigns, desire to extend the primary term of said Oil and Gas Lease until September 9, 2011, and so long thereafter as oil, natural gas, liquid hydrocarbons, gaseous hydrocarbons and their respective associated and constituent products, or any of them is produced in commercial quantities from said land or lands with which said land is pooled.

AND WHEREAS, the Lessor and Lessee, its successors and assigns, further agree to amend the royalty provision of said oil and gas lease originally expressed in the subject oil and gas lease to read seventeen percent (17%.)

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the term of the aforedescribed Oil and Gas Lease is hereby extended for a paid-up term of three (3) years from September 9, 2008, and as long thereafter as oil or gas (including casinghead gas) is produced from any well on the land covered by said lease; and wherever the fraction one-eighth (1/8th) or sixteen percent (16%) appears in the subject oil and gas lease, the same is hereby changed to read seventeen percent (17%.) The undersigned Lessor does hereby ratify, adopt, approve and confirm the said lease in all of its terms and provisions and does hereby grant, demise, lease and let all of the land covered by said lease by general boundary description exclusively to The Armstrong Corporation, its successors and assigns, for the uses and purposes and upon all of the terms and provisions of the lease as amended and extended hereby. This instrument shall have the same tenor and effect as if such extended term and royalty provision had been originally expressed in such lease.

This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, successors, legal representatives and assigns of the parties hereto.

IN WITNESS WHEREOF, this instrument has been executed the 9th day of June, 2008.

Val M. Holms and Mari P. Holms Revocable Living Trust

x *[signature]* Trustee
Val M. Holms, Trustee

x *[signature]* Trustee
Mari P. Holms, Trustee

STATE OF Montana)
:ss
COUNTY OF Lewis + Clark)

On this 9th day of June, 2008, before me, a notary public, personally appeared Val M. Holms and Mari P. Holms Revocable Living Trust, Val M. Holms and Mari P. Holms Trustees, known to me to be the person(s) described in and who executed the within and foregoing instrument and acknowledged to me that he/she/they executed the same.

(SEAL)

Patricia S. Mehr
Notary Public

My Commission Expires: May 21, 2010

Patricia S. Mehr
Notary Public for the State of Montana
Residing at Helena, Montana

PATRICIA S. MEHR NOTARIAL SEAL STATE OF MONTANA

County Recorder
McKenzie County
Watford City ND 58854

379713